TECH LABORATORIES, INC.

                             STOCK OPTION AGREEMENT

     This Stock Option Agreement (this "Agreement") is made and entered into as of the Date of Grant set forth below (the "Date of Grant") by and between Tech Laboratories, Inc., a New Jersey corporation (the "Company"), and the Optionee named below ("Optionee").

Optionee:                             Bernard M. Ciongoli

Social Security Number:

Optionee's Address:                   17 Liberty Ridge Trail
                                      Totowa, New Jersey 07512

Total Option Shares:                  300,000

Exercise Price Per Share:             $0.50

Date of Grant:                        October 1, 1998

Vesting Start Date:                   October 1, 1998

Expiration Date:                      October 1, 2003

Type of Stock Option
(Check one):                          |_|  Incentive Stock Option

                                      |X|  Nonqualified Stock Option

     1. Grant of Option. The Company hereby grants to Optionee an option (this "Option") to purchase up to the total number of shares of Common Stock of the Company set forth above as Total Option Shares (collectively, the "Shares") at the Exercise Price Per Share set forth above (the "Exercise Price"). This Option is not intended to qualify as an "incentive stock option" ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Vesting; Exercise Period.

     2.1. Vesting Of Shares. This Option shall be exercisable as it vests. This Option shall vest and become exercisable as to portions of the Shares as follows: (a) this Option shall not be exercisable with respect to any of the Shares until October 1, 1998 (the "First Vesting Date"); (b) if Optionee has continuously provided services to the Company, or any parent or Subsidiary of the Company, then on the First Vesting Date, this Option shall become exercisable as to 100,000 Shares; and (c) thereafter this Option shall become exercisable as to an additional 100,000 Shares on each yearly anniversary of the First Vesting Date for two (2) years, provided that Optionee has continuously provided services to the Company, or any Parent or Subsidiary of the Company.

     2.2. Vesting of Options. Shares that are vested pursuant to the schedule set forth in Section 2.1 hereof are "Vested Shares." Shares that are not vested pursuant to the schedule set forth in Section 2.1 hereof are "Unvested Shares."

     2.3. Expiration. This Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 3 hereof.

     3. Termination.

     3.1. Termination For Any Reason Except Death, Disability, or Cause. If Optionee is Terminated for any reason except Optionee's death, disability, or cause, then this Option, to the extent (and only to the extent) that it is vested in accordance with the schedule set forth in Section 2.1 hereof on the Termination Date, may be exercised by Optionee no later than three (3) months after the Termination Date, but in any event, no later than the Expiration Date.

     3.2. Termination Because of Death or Disability. If Optionee is Terminated because of death or disability of Optionee (or Optionee dies within three (3) months after Termination other than for cause or because of disability), then this Option, to the extent that it is vested in accordance with the schedule set forth in Section 2.1 hereof on the Termination Date, may be exercised by Optionee (or Optionee's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event, no later than the Expiration Date.

     3.3. Termination for Cause. If Optionee is Terminated for cause, this Option will expire on Optionee's date of Termination.

     4. Manner of Exercise.

     4.1. Stock Option Exercise Agreement. To exercise this Option, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir, or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the "Exercise Agreement"), which shall set forth, inter alia, Optionee's election to exercise this Option, the number of shares being purchased, any restrictions imposed on the Shares and any representations, warranties, and agreements regarding Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Optionee exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

     4.2. Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise.

     4.3. Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the shares being purchased in cash (by check) or, where permitted by law:

          (a) by cancellation of indebtedness of the Company to Optionee;


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

          (b) provided that a public market for the Company's stock exists: (1) through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an "NASD Dealer"), whereby Optionee irrevocably elects to exercise this Option and to sell a portion as of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or (2) through a "margin" commitment from Optionee and an NASD Dealer, whereby Optionee irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

          (c) Optionee may elect to receive Shares equal to the value of this Option by deliering the Excercise Agreement with the provision marked off for a cashless exercise. In such event, the Company shall issue to Optionee the number of shares of Common Stock, as applicable, computed using the following formula:

                             (Y) (A-B)
                        X = ----------
                                 A

          Where:    X = The final number of Shares to be issued to Optionee.

                    Y = The  number of Shares to be  canceled  pursuant  to such exercise of options granted under this Stock Option Agreement.

                    A = The fair market value of one share of the Common Stock.

                    B = Exercise   Price  (as  adjusted  to  the  date  of  such
                        calculations).

     4.4. Tax Withholding. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or provide for any applicable federal or state withholding obligations of the Company. If the Company permits, Optionee may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares issuable upon exercise.

     4.5. Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue Shares registered in the name of Optionee, Optionee's authorized assignee, or Optionee's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

     5. Compliance with Laws and Regulations. The exercise of this Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Optionee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.


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

     6. Nontransferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, successors, and assigns of Optionee.

     7. Privileges of Stock Ownership. Optionee shall not have any of the rights of a stockholder with respect to any Shares until the Shares are issued to Optionee.

     8. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or the Company to the Board of Directors of the Company for review. The resolution of such dispute by the Board of Directors shall be final and binding on the Company and Optionee.

     9. Entire Agreement. This Agreement and the Plan and the Exercise Agreement constitute the entire agreement and understanding of the parties hereto and with respect to the subject matter hereof, and supersede all prior understandings and agreements with respect to such subject matter.

     10. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

     11. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee's heirs, executors, administrators, legal representatives, successors, and assigns.

     12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey, without regard to that body of law pertaining to choice of law or conflict of law.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly representative, and Optionee has executed this Agreement in duplicate as of the Date of Grant.

TECH LABORATORIES, INC.                    OPTIONEE


By:
   --------------------------              -----------------------------
   Earl Bjorndal                           Bernard M. Ciongoli
   Vice President


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

                                    Exhibit A

                             TECH LABORATORIES, INC.
                         STOCK OPTION EXERCISE AGREEMENT

     I hereby elect to purchase the number of shares of Common Stock of Tech Laboratories, Inc. (the "Company") as set forth below:


Optionee:
         -----------------------------------------------------------------------
Social Security Number:
                       ---------------------------------------------------------
Address:
        ------------------------------------------------------------------------


Type of Option:   |_|  Incentive Stock Option

                  |X|  Nonqualified Stock Option

Number of Shares Purchased:
                           -----------------------------------------------------
Purchase Price per Share:
                         -------------------------------------------------------
Aggregate Purchase Price:
                         -------------------------------------------------------
Date of Option Agreement:
                         -------------------------------------------------------

Exact Name of Title to Shares:
                              --------------------------------------------------


     1. Delivery Purchase Price. Optionee hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Option Agreement (the "Option Agreement") as follows (check as applicable and complete):

|_| In cash (by check) in the amount of $______________, receipt of which is acknowledged by the Company;

|_| By cancellation of indebtedness of the Company to Optionee in the amount of $______________; or

|_|  Through the cashless exercise provision of the agreement.

2. Market Standoff Agreement. Optionee, if requested by the Company and an underwriter of Common Stock (or other securities of the Company, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Optionee during the period requested by the managing underwriter following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company are required to enter into a similar agreement. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.


Date:
     ---------------------------                 -----------------------------
                                                 Signature of Optionee


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